DEVELOPMENT AGREEMENT


	This DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of August, 2011 (the "Effective Date") by and among PMX Communities, Inc., a Nevada corporation (hereinafter referred to as "PMX"), PMX Gold, LLC, a Florida limited liability company (hereinafter referred to as "PMXG") and Gold Deposit Technologies,
Inc., a Florida corporation (hereinafter referred to as "GDT"). PMX, PMXG and GDT are hereinafter collectively referred to as the "Parties" and individually as a "Party". Capitalized terms shall have the meaning ascribed to them in this Agreement.

                              WITNESSETH:

	WHEREAS, PMXG is a wholly owned subsidiary of PMX; and

	WHEREAS, PMX is engaged in developing technology, infrastructure and products to satisfy retail and institutional demand for gold investments and gold transactions including the purchase, sale, trading, dispensing and storage of precious metals via the internet and fixed based ATM portals (the "Portals"); and

	WHEREAS, PMX is engaged in the design, development and manufacture of the Portals through third party hardware and software vendors; and

	WHEREAS, PMX is developing and offering precious metals accounts (the "Accounts") for the use of its clients with potential accessibility via the internet, the Portals and debit cards issued by the Company (hereinafter referred to as the "Project"); and

	WHEREAS, GDT has expertise in the development of proprietary business methods, hardware, software, internet applications and product matrixes in the precious metals industry; and

	WHEREAS, PMX wishes to engage GDT to assist in the development and implementation of the Project in accordance with the terms and conditions of this Agreement; and

	WHEREAS, GDT is willing to assist PMX to facilitate the Project in accordance with the terms and conditions of this Agreement
(hereinafter referred to as the "Services"); and

	WHEREAS, GDT is the registrant and owner of a provisional business method patent (the "Patent") outlining GDT's plans for a business enterprise similar to the Project which is more fully described on Exhibit "A" attached hereto; and

	WHEREAS, GDT makes no representation or warranty to PMX or PMXG concerning the operability, sufficiency or efficacy of the Patent; and

	WHEREAS, GDT has agreed to make available to PMX and PMXG any proprietary knowledge and intellectual rights either contained within or derived from the Patent in accordance with the terms and conditions of this Agreement.

	NOW THEREFORE, in consideration of the mutual premises and the covenants and promises contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Recitals. The Parties hereto acknowledge and agree that the foregoing recitals are true, correct, accurate, in proper form and fully binding upon them in all respects, which recitals in their entirety are hereby incorporated in this Agreement in haec verba.

     2. Costs, Fees, Anticipated Project Budget. PMX shall satisfy any and all third party fees, costs and expenses to vendors, suppliers, developers, manufacturers and consultants relative to the design and manufacture of the various components of the Project which are identified and designated by GDT (hereinafter referred to as the "Development Costs") all of which shall be subject to the written approval of PMX which consent shall not be unreasonably withheld, delayed or conditioned.

	The parties have designated a preliminary operating and development budget for PMX and/or PMXG of $1,800,000.00 to $3,600,000.00 US dollars (hereinafter referred to as the "Budget") to facilitate the design, development and manufacture of working prototypes of the Portals and their integration with the Accounts, as well as to launch retail gold operations and to operate PMX while the project is developed and implemented. The Budget will potentially be realized as PMX's financing permits over the next six (6) to twelve
(12) months on a best efforts basis, with the understanding that the amount of dollars allocated and pace which it is made available to GDT will dictate the level of success and size and scope of the launch of the Project.

     3.   Joint Ownership of Intellectual Property Rights,

The parties agree that that any intellectual property (including but not limited to business plans, trade secrets, proprietary know how, devices, methods, mechanisms, etc.) that may be developed in accordance with the terms and conditions of this Agreement will be jointly owned by PMX and GDT.

Additionally, PMX will pay for any patent application fees to protect the joint ownership of any intellectual property contributed to or developed in connection with the Project by either party, including but not limited to the Business Plans, Methods and information outlined in the Provisional Patent attached herein as Exhibit "A" and as further described in paragraph 3 below.

PMX's share of the Intellectual Property Rights will not be assigned, vested, transferred and/or awarded to PMX or PMXG until PMX contributes and/or tenders to GDT the lesser of $800,000.00 in direct funds for the development of the Detailed Prototype Manufacturing Specifications and the Initial Prototype Manufacture & Gold ATM /Network Software Development functional and capable to be integrated into the Accounts. or an amount which of funding which results in a these tasks being accomplished. Additionally, PMX must remain current with funds owed GDT to retain ownership of any Intellectual Property Rights as described herein.

     4.  Compensation

EQUITY COMPENSATION. In consideration of GDT's contribution of work and expertise concerning the development of the Project, PMX shall issue three million (3,000,000) shares of PMX stock (hereinafter referred to as the "Shares") to GDT as soon as practicable. The shares of PMX due GDT shall be deemed fully paid, earned and non-assessable when issued by PMX. Such shares are to be issued under Regulation S-8. Additionally, within 90 days of the conclusion of fiscal year 2011 and 2012 GDT shall be paid a fee equal to 3.5% of the issued and outstanding common stock of PMX. Such shares shall be issued according to the same guidelines as outlined above and paid via S-8 issuance as well. Thereafter the parties shall reasonably agree on the annual equity based compensation due GDT based upon its performance, work product, time expended and contributions to the company.

As to the acquisition of PMX shares, GDT has substantial experience in evaluating and investing in OTC companies, is aware of the fundamental risks and possible financial hazards of acquiring the Shares, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, and acknowledges that an investment in the Shares should be considered only by a sophisticated investor financially able to bear the economic risks of its investment.

CASH COMPENSATION. During years 1-2 PMX will pay GDT a base monthly fee of $20,000.00. For years 3-5, PMX will pay GDT a base monthly fee of $25,000.00. Additionally, within 60 days of the conclusion of each fiscal year, PMX shall pay to GDT an amount equal to the sum of Twenty-Five and 00/100 Dollars ($25.00) per customer Account maintained by PMXG, Two Thousand and 00/100 Dollars ($2,000.00) per Gold ATM Portal which PMXG operates and Five Hundred and 00/100 ($500.00) per conventional ATM which PMX operates. During the first year of this agreement such monthly fees shall be due ands payable as cash flow of PMX and PMXG reasonably permit.

             Commencing in year 6 of the Agreement and thereafter, the parties shall reasonably agree on the monthly compensation due GDT based upon its performance, work product, time expended and continued contributions to the company.

	5.   Exclusive use of Intellectual Property and Proprietary
Information.

PMX shall be afforded rights to license the intellectual property and proprietary information developed by the parties solely as it relates to the precious metals industry to the following terms and conditions:

   A. The parties agree that PMX will be awarded a perpetual and exclusive licensing worldwide rights for any technology developed for the Project as it relates to the precious metals industry. After a period of two (2) years, PMX will be required to operate a minimum of fifteen (15) Portals within the United States to maintain the exclusive licensing rights to the technology. After a period of five (5) years, PMX will be required to operate a minimum of thirty 30) Portals within the United States to maintain the exclusive licensing rights to the technology. In the event that PMX desires to pursue a licensing agreement or other

   B. GDT will own the rights for the usage of the technology for any other industry not associated with precious metals but PMX will be afforded a right of first refusal for any contemplated agreement concerning the usage of the technology beyond the precious metals industry.

   C. This Agreement is terminable by either party with or without cause following the expiration of two (2) years. Additionally, at any time that PMX ceases active operations within the precious metals industry then all rights to utilize the technology, business methods and intellectual property shall revert to GDT. Additionally, PMX may not sell, transfer, license or assign any aspect of the GDT technology without the consent of GDT which consent shall be in the sole, absolute and unfettered discretion of GDT.

Notwithstanding the foregoing intellectual property rights listed in items "A", "B" and "C" above:

   i) In the event that GDT terminates this agreement after the first
(1st) two (2) years, nothing herein shall limit GDT, its shareholders, consultants or associates from working within the precious metals industry or using the technology and methodology developed jointly by the parties for a competing precious metals business within the United States, including but not limited to that which is described in attachments "A" and "B". PMX would be relieved of the obligation to pay GDT, and would retain the rights to use the technology and methodology (as described above) on a non- exclusive basis.

   ii) In the event PMX terminates the Agreement after the first (1st) two (2) years, PMX and PMXG (and all affiliated entities/subsidiaries) would lose all intellectual property rights and be prohibited from working within the precious metals industry or using the technology and methodology developed jointly by the parties for a competing precious metals business within the United States, including but not limited to that which is described in attachments "A" and "B". However, PMX would be relieved of making any more payments to GDT.

     6. Remedies. The parties agree that in the event of any default hereunder the non-defaulting party shall have any and all rights provided by law or equity including rights of specific performance. In connection with any litigation (including all appeals therefrom) arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and interest.

     7. Invalidity. The invalidity or unenforceability of any particular provision or part of a provision hereof, shall not affect the other provisions or parts hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions or part thereof were omitted.

     8. Entire Agreement. This is the entire Agreement between the Parties covering everything agreed upon or understood in the transaction. There are no promises, conditions, representations, warranties, guarantees, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereby were in effect between the Parties other than as herein set forth. Any Agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement, in whole or in part, unless such Agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     Waiver by any party hereto of a breach hereof shall not be deemed a waiver of any subsequent similar breach or a waiver of any term and condition hereof. Waiver of any breach of this Agreement shall not excuse the faithful performance of any other term and condition of this Agreement. Either party has a right to waive one or more breaches or failure of conditions of settlement and to consummate this transaction as if said breach had not occurred.

     9. Choice of Laws. This Agreement shall be construed and interpreted pursuant to the laws of the State of Florida. Exclusive jurisdiction and venue of any litigation arising out of this Agreement shall be in Palm Beach County, Florida.

     10. Cooperation. The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

    11. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
Facsimile signatures shall constitute original signatures.

     12. Construction. Each party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     13. Successor Liability. The benefits and obligations of this Agreement shall inure to and bind the respective heirs, successors, personal representatives and permitted assigns of the Parties hereto. Whenever used, the singular shall include the plural and the plural the singular and the use of any gender shall include all genders.

     14. Corporate Authority. Each individual executing this Agreement on behalf of each party represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said part, in accordance with a duly adopted resolution of the Board of Directors of said party or in accordance with the bylaws of said party, and that this Agreement is binding upon said party in accordance with its terms.

     15. Notices. All notices, requests, demands and other communications (collectively, "Notices") given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, postage and fees prepaid, two business days after mailing; (b) if sent by reputable private air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; (d) when sent by email, when received in a form readable by the recipient and receipt is confirmed by telephone; or (e) if otherwise actually personally delivered, when delivered.

     16. Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

     17. Assignment. Neither Party shall assign any rights under this Agreement, or delegate the performance of any duties hereunder, without the prior written consent from the other party.

     18. Time. Time is of the absolute essence with respect to the parties performance of this Agreement.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

PMX Communities, Inc., a Nevada Corporation


By: /s/Michael Hiler
    ----------------------
    Michael Hiler, President and CEO


PMX Gold, LLC, a Florida limited liability company



By:  /s/Michael C. Hiler
     -------------------
     Michael C. Hiler, Managing Member


Gold Deposit Technologies, Inc., a Florida corporation


By:  /s/William David Jones
     ----------------------
     William David Jones, President

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